EXHIBIT 5.01


                   [LETTERHEAD OF BERNSTEIN & WASSERMAN, LLP]




                                February 17, 1998



Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City, NY  11105

Ladies and Gentlemen:

         We have acted as counsel for Steven Madden, Ltd., a New York corporation ("Company"), in connection with a Registration Statement on Form S-3 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of (a) 3,519,816 shares of the Company's common stock, par value $.0001 per share ("Common Stock") of which
(i) 1,875,000 shares may be issued upon the exercise of 1,875,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants"), (ii) 120,000 shares may be issued upon the exercise of Underwriter's Unit Purchase Options ("UPO"), (iii) 120,000 shares may be issued upon the exercise of Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") issuable upon exercise of the UPO, (iv) 120,000 shares may be issued upon the exercise of Class B Warrants issuable upon exercise of the UPO, and (v) 1,284,816 shares on behalf of certain selling securityholders, (b) 120,000 Class A Warrants issuable upon exercise of the UPO, and (c) 120,000 Class B Warrants issuable upon exercise of the UPO.

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the Unit Purchase Option, the Warrant Agreement between the Company and American Stock Transfer and Trust Company Agreements, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and, when issued and paid for as described in the respective documents, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.


                                     Very truly yours,



                                     /s/ Bernstein & Wasserman, LLP

                                     BERNSTEIN & WASSERMAN, LLP


                                      II-7